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                                                                   EXHIBIT 3.(b)

                      PRESIDENTIAL LIFE INSURANCE COMPANY
               FLEXIBLE PAYMENT VARIABLE ANNUITY SELLING AGREEMENT

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This Agreement, dated of __________, 19____, is by and among Presidential Life
Insurance Company ("Insurer") and the following registered broker/dealers, Anchor National Financial Services, Inc., SunAmerica Securities, Inc. and Royal Alliance Associates, Inc. (individually and collectively, "Distributor") and


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                                ("Broker/Dealer")


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                                ("General Agent")

This Agreement is for the purpose of arranging for the distribution of flexible premium variable annuity contracts ("Contracts") issued by Insurer in connection with Presidential Variable Account One through sales people who are licensed agents of the Insurer and associated with General Agent and are also registered representatives of Broker/Dealer.

In consideration of the mutual promises and covenants contained in this Agreement, Insurer and Distributor appoint Broker/Dealer and those persons associated with the General Agent who are registered representatives of Broker/Dealer and licensed agents of the Insurer to solicit and procure applications for the Contracts specified in the attached Schedule(s) of Commissions. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions where the Contracts specified in the attached Commission Schedule(s) have been approved for sale. Applications shall be taken only on the preprinted application forms supplied by the Insurer. All completed applications, supporting documents and initial and subsequent payments are the sole property of the Insurer and must be promptly delivered to the Insurer at such address as it may from time to time designate. All applications are subject to acceptance by the Insurer in its sole discretion.

(1)     SUBAGENTS

General Agent is authorized to appoint Subagents to solicit sales of the Contracts specified in the attached Schedules. General Agent warrants that each such Subagent shall be fully licensed under the applicable insurance laws and a duly registered representative of Broker/Dealer.

Broker/Dealer and General Agent will provide Distributor with a letter of recommendation for each Subagent. This letter must provide Distributor with assurance that all background investigations which are required by state and federal laws have been made and that Broker/Dealer and General Agent affirm that Subagent should be appointed by Distributor. The letter must also warrant that Subagent has all licenses necessary to transact business with the Distributor.

(2)     SALES MATERIAL

General Agent and Broker/Dealer shall not use any written or audio-visual sales material unless such material has been provided or approved by the Insurer. In accordance with the requirements of federal and certain state laws, General Agent and Broker/Dealer shall maintain complete records indicating the manner and extent of distribution of any such solicitation material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation. General Agent and Broker/Dealer jointly and severally hold Insurer, Distributor and their affiliates harmless from any liability arising from the use of any material which has not been specifically approved in writing.


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(3)     PROSPECTUSES

For any Contract which is a registered security, Broker/Dealer and General Agent warrant that solicitation will be made by use of a currently effective Prospectus, that a Prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the Prospectus. Insurer and Distributor shall furnish Broker/Dealer and General Agent, at no cost to Broker/Dealer or General Agent, reasonable quantities of Prospectuses.

(4)     BROKER/DEALER COMPLIANCE

Broker/Dealer will fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and such other applicable federal or state laws, including insurance laws, and will establish rules, procedures, supervisory and inspection techniques necessary to diligently supervise the activities of its registered representatives who are licensed agents of the Insurer. Upon request by Distributor or Insurer, Broker/Dealer will furnish appropriate records as are necessary to establish diligent supervision.

(5)     INDEMNIFICATION

Broker/Dealer and General Agent agree to hold harmless and indemnify Distributor and Insurer and their affiliates against any and all claims, liabilities and expenses which any such party may incur from liabilities arising out of or based upon any alleged untrue or untrue statement, other than statements contained in the registration statement, prospectus or approved sales material for any Contract.

(6)     FIDELITY BOND

General Agent represents that all Directors, Officers, Employees and Subagents of General Agent licensed pursuant to this Agreement or who have access to funds of the Insurer are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at General Agent's expense. Such bond shall be at least equivalent to the minimal coverage required under the NASD rules of fair practice, endorsed to extend coverage to life insurance and annuity transactions. General Agent acknowledges that the Insurer may require evidence that such coverage is in force and General Agent shall promptly give notice to Insurer of any notice of cancellation or change of coverage.

General Agent assigns any proceeds received from the fidelity bond company to Insurer to the extent of the Insurer's loss due to activities covered by the bond. If there is any deficiency, General Agent will promptly pay Insurer that amount on demand and General Agent indemnifies and holds harmless the Insurer from any deficiency and from the cost of collection.

(7)     LIMITATIONS OF AUTHORITY

The Contract forms are the sole property of the Insurer. No person other than the Insurer has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by the Insurer. No person other than the Insurer has the right to waive any provision with respect to any Contract or policy. No person other than the Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of the Insurer.


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(8)     GENERAL PROVISIONS

        (A)     Waiver

                Waiver of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

        (B)     Independent Contractors

                Broker/Dealer and General Agent are independent contractors and not employees or subsidiaries of Distributor or Insurer.

        (C)     Independent Assignment

                No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without the prior written consent of the Insurer.

        (D)     Notice

                Any notice pursuant to this Agreement shall be mailed, postage paid, to the last address communicated by the receiving party to the other parties to this Agreement.

        (E)     Severability

                To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to effect the validity or legality of any other provision of this Agreement.

        (F) Amendment This Agreement may be amended in writing signed by the Insurer.
        (G)     Termination

                This Agreement may be terminated by any party upon written notice and termination shall be effective immediately.

        (H)     New York Law

                This Agreement shall be construed in accordance with the laws of the state of New York.

Date:____________________

Broker/Dealer:__________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

By:
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    Name and Title


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General Agent:__________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

By:
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    Name and Title



Presidential Life Insurance Company
69 Lydecker Street
Nyack, New York 10960-2199



By:
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    Name and Title


Anchor National Financial Services, Inc.
2201 East Camelback Road
Phoenix, Arizona 85016



By: /s/ EDWARD J. HARRISON III
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    President


Royal Alliance Associates, Inc.
10 Union Square East
New York, New York 10003



By: [SIG]
    ---------------------------
    President


SunAmerica Securities, Inc.
1601 LBJ Freeway, Suite 630
Dallas, Texas 75234



By: /s/ EDWARD J. HARRISON III
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    President


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               FLEXIBLE PAYMENT VARIABLE ANNUITY SELLING AGREEMENT
                               COMMISSION SCHEDULE


This Commission Schedule is attached to and part of the Variable Contract Selling Agreement to which it is appended. It is subject to the terms and conditions of the Agreement. In no event shall the Insurer be liable for the payment of any commissions with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and registered prior to the commencement of such solicitation.

With respect to Contracts issued with respect to Presidential Variable Account One, commissions will be paid to the General Agent in the amount of five percent (5%) of the aggregate purchase payments received in check and accepted by the Insurer with a properly executed application or as a subsequent purchase payment under the Contracts after the Contract is in force.

If a Contract is returned to Insurer pursuant to the "Free Look" provision of the Contract, the full commission paid by Insurer will be returned to the Insurer or, in the absence of such return, charged back to the recipient of the commission. General Agent agrees to promptly deliver Contracts and holds Insurer harmless from and against any claim arising from market loss resulting from late delivery by General Agent to the owner of the Contract.

Further, with respect to any Contract that is rescinded by an Insurer, as determined by the Insurer in its sole discretion, 100% of commissions will be charged back.